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                                                                      EXHIBIT 24
                                                                      ----------

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John L. Coughlin, Stephen D. Fantone and John T. Lynch, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of the, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                      Title                      Date
     ---------                      -----                      ----


JOHN L. COUGHLIN                   Director              December 31, 1996
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John L. Coughlin


SAMUEL O RAYMOND                   Director              December 31, 1996
--------------------------
Samuel O. Raymond


A. THEODORE MOLLEGEN, JR.          Director              December 31, 1996
--------------------------
A. Theodore Mollegen, Jr.


THURMAN F. NAYLOR                  Director              December 31, 1996
--------------------------
Thurman F. Naylor


STEPHEN D. FANTONE                 Director              December 31, 1996
--------------------------
Stephen D. Fantone